Exhibit 99.1

INCOME FUND
EIGHT A L.P.

PORTFOLIO OVERVIEW

THIRD QUARTER

2007

ICON Income Fund Eight A L.P.

- Third Quarter 2007 Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000.  As of September 30, 2007, Eight A had 735,232 limited partnership units outstanding.

During the reporting period, Eight A continued to operate in its Liquidation Period, during which time Eight A’s assets are being sold in the ordinary course of business.  The leased equipment in Eight A’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Eight A retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment on a leveraged equity basis.  Eight A’s general partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to limited partners.  Availability of cash to be used for distributions to limited partners depends on the requirements for expenses and reserves.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global Internet protocol solutions provider, announced that it entered into a network agreement with Highwinds Network Group, Inc.  Highwinds' RollingThunder™ network consists of strategically placed data centers, which house server and storage technology used to manage content in eight North American and European cities. Through the new partnership with Global Crossing, the RollingThunder™ network also connects to Global Crossing's extensive IP-based network, which is connected by more than 100,000 route miles of fiber-optic cabling linking more than 320 cities in 31 countries.  (Source:  Global Crossing press release dated August 28, 2007, more current information may be available)

Portfolio Overview

Eight A’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates.  As of September 30, 2007, Eight A’s equipment portfolio consisted primarily of the following investments:

Income leases

• Manufacturing equipment subject to a 36-month lease with PlayCore Wisconsin, Inc.  The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions.  The purchase price of the equipment was approximately $4,000,000.  The lease is scheduled to expire on December 31, 2008.

• An 8% interest in a joint venture that purchased state-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing. Eight A acquired its interest for approximately $2,000,000. The lease is scheduled to expire on March 31, 2010.

Unguaranteed Residual Interests

Eight A has a $1,997,000 investment in an unguaranteed residual interest in an offshore drilling rig, the “Cecil Provine,” subject to charter with Rowan Companies, Inc.

10% Status Report

As of September 30, 2007, Eight A’s investment in the unguaranteed residual of the Cecil Provine is Eight A’s only asset that individually constitutes at least 10% of the aggregate purchase price of Eight A’s equipment portfolio.   As of September 30, 2007, to the best of the General Partner’s knowledge, the offshore drilling rig is in good working order. The charter with Rowan Companies, Inc. is scheduled to expire in June 2008.

Distribution Analysis

During the Fall of 2005, Eight A entered into its Liquidation Period.  From the start of the Liquidation Period through August 2006, Eight A continued to make monthly distributions at a rate of 5.375% per annum.  As of September 1, 2006, Eight A reduced its distribution rate to 3.5% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Eight A has made 108 monthly distributions to its limited partners.  During the first nine months of 2007, Eight A paid its limited partners $5,667,415 in cash distributions.  As of September 30, 2007, a $10,000 investment made at the initial closing would have received $8,170 in cumulative distributions representing a return of approximately 82% of such initial investment.

Fund Summary

Offering Period                                                                                                            9/23/1998 – 5/17/2000
Size of Offering                                                                                                            $75,000,000
Original No. of Limited Partners                                                                                                        2,906

Outlook and Overview

The offshore drilling rig, the Cecil Provine, chartered to Rowan Companies, Inc., scheduled to expire in June 2008 is the next lease scheduled to expire.

As of September 30, 2007, Eight A had $619,877 in cash and cash equivalents on hand.  Substantially all of Eight A’s cash flows are derived from sales proceeds and rental payments.  On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for contingencies.  The remaining cash flows are then available for monthly distribution to limited partners.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

Assets

	September 30,
	2007	December 31,
	(unaudited)	2006
Current assets
Cash and cash equivalents	$619,877	$283,188
Current portion of net investment in finance leases	1,438,980	1,670,319
Accounts receivable	-	1,500,353

Total current assets	2,058,857	3,453,860

Non-current assets
Net investments in finance leases, less current portion	647,307	1,450,383
Leased equipment at cost, (less accumulated depreciation of $14,392,245)	-	12,129,455
Investments in joint ventures	3,438,494	3,718,407
Equipment held for sale, net	-	44,933
Other non-current assets, net	206,581	221,353

Total non-current assets	4,292,382	17,564,531

Total Assets	$6,351,239	$21,018,391

Liabilities and Partners' Equity

Current liabilities
Current portion of long-term debt	$-	$3,229,104
Accrued expenses and other liabilities	383,135	339,588
Due to General Partner and affiliates	374,062	518,986

Total current liabilities	757,197	4,087,678

Non-current liabilities
Long-term debt, net of current portion	-	3,744,785

Total Liabilities	757,197	7,832,463

Minority Interest	-	418,241

Commitments and contingencies

Partners' Equity
General Partner	(592,025)	(520,288)
Limited Partners	6,186,067	13,287,975

Total Partners' Equity	5,594,042	12,767,687

Total Liabilities and Partners' Equity	$6,351,239	$21,018,391

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Rental income	$-	$1,809,064	$1,969,156	$5,427,191
Finance income	76,302	146,676	268,608	520,242
Income from investments in joint ventures	53,563	57,843	160,484	161,924
Net gain on sales of equipment	-	-	1,548,969	-
Interest and other income (loss)	19,899	(867)	31,111	27,033

Total revenue	149,764	2,012,716	3,978,328	6,136,390

Expenses:
General and administrative	53,187	21,927	297,934	305,064
Depreciation and amortization	13,710	717,711	581,352	2,643,754
Impairment loss	-	115,500	-	257,440
Management fees - General Partner	-	-	-	174,711
Administrative expense reimbursements - General Partner	-	-	-	139,079
Interest	38,688	136,577	219,162	441,977
Minority interest	-	81,202	13,393	191,953

Total expenses	105,585	1,072,917	1,111,841	4,153,978

Net income	$44,179	$939,799	$2,866,487	$1,982,412

Net income allocable to:
Limited Partners	$43,737	$930,401	$2,837,822	$1,962,588
General Partner	442	9,398	28,665	19,824

	$44,179	$939,799	$2,866,487	$1,982,412

Weighted average number of limited partnership
units outstanding	735,232	735,232	735,232	736,054

Net income per weighted average
limited partnership unit	$0.06	$1.27	$3.86	$2.67

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
(unaudited)

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Opening balance, January 1, 2006	736,882	$13,676,869	$(517,128)	$13,159,741

Limited partnership units redeemed	(1,650)	(77,210)	-	(77,210)
Cash distributions to partners	-	(3,496,273)	(35,328)	(3,531,601)
Net income	-	3,184,589	32,168	3,216,757

Period ended December 31, 2006	735,232	13,287,975	(520,288)	12,767,687

Cash distributions to partners	-	(643,328)	(6,500)	(649,828)
Net income	-	227,764	2,301	230,065

Period ended March 31, 2007	735,232	12,872,411	(524,487)	12,347,924

Cash distributions to partners	-	(3,628,987)	(36,656)	(3,665,643)
Net income	-	2,566,321	25,922	2,592,243

Period ended June 30, 2007	735,232	11,809,745	(535,221)	11,274,524

Cash distributions to partners	-	(5,667,415)	(57,246)	(5,724,661)
Net income	-	43,737	442	44,179

Period ended, September 30, 2007	735,232	$6,186,067	$(592,025)	$5,594,042

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Cash flows from operating activities:
Net income	$2,866,487	$1,982,412
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(1,969,156)	(5,289,970)
Finance income	(268,608)	(520,242)
Net gain on sales of equipment	(1,548,969)	-
Income from investments in joint ventures	(160,484)	(161,924)
Depreciation and amortization	581,352	2,643,754
Interest expense on non-recourse financing paid directly
to lenders by lessees	180,474	441,977
Impairment loss	-	257,440
Minority interest	13,393	191,953
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	1,268,319	1,759,363
Other assets	(6,393)	(101,156)
Due to General Partner and affiliates, net	(144,924)	120,122
Accounts payable and other liabilities	31,726	(144,182)

Net cash provided by operating activities	843,217	1,179,547

Cash flows from investing activities:
Proceeds from sales of equipment	9,518,116	21,561
Distributions received from joint ventures	441,488	355,364

Net cash provided by investing activities	9,959,604	376,925

Cash flows from financing activities:
Cash distributions to partners	(10,040,132)	(2,882,963)
Distributions to minority members of consolidated joint ventures	(426,000)	-
Redemption of limited partnership units	-	(77,210)
Due to General Partner and affiliates, net	-	165,000

Net cash used in financing activities	(10,466,132)	(2,795,173)

Net increase (decrease) in cash and cash equivalents	336,689	(1,238,701)
Cash and cash equivalents, beginning of the period	283,188	1,419,446

Cash and cash equivalents, end of the period	$619,877	$180,745

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$18,688	$-

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by third parties	$7,154,363	$3,138,048

Transactions with Related Parties

Prior to April 1, 2006, in accordance with the terms of Eight A’s Limited Partnership Agreement, Eight A paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Eight A or through its joint ventures and (ii) acquisition fees, through the Reinvestment Period, of 3% of the gross value of Eight A’s acquisitions.  In addition, the General Partner was reimbursed for administrative expenses incurred in connection with Eight A's operations.  Although the General Partner continues to provide these services, effective April 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

The General Partner performs certain services relating to the management of Eight A’s equipment leasing activities.  Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are costs incurred by the General Partner and are necessary to Eight A’s operations.  These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight A based upon the percentage of time such personnel dedicate to Eight A.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner or expenses for rent, depreciation or utilities of the General Partner.

The General Partner also has a 1% interest in Eight A’s profits, losses, distributions and liquidation proceeds. Eight A paid distributions to the General Partner of $100,402 for the nine months ended September 30, 2007.  The General Partner’s interest in Eight A’s net income for the three months ended September 30, 2007 and 2006 was $442 and $9,398, respectively.  The General Partner’s interest in Eight A’s net income for the nine months ended September 30, 2007 and 2006 was $28,665 and $19,824, respectively.

Eight A paid the General Partner $190,000 in March 2007 for an amount that was previously advanced in 2006. At September 30, 2007, Eight A had a payable to the General Partner of approximately $374,000 for accrued administration expense reimbursements and acquisition fees.

There were no charges for the nine months ended September 30, 2007, since the fees were waived effective April 1, 2006.  However, if the fees were not waived, the total management fees for the three and nine months ended September 30, 2007 would have been approximately $20,000 and $160,000, respectively.  If the fees were not waived, the total administrative expense reimbursements for the three and nine months ended September 30, 2007 would have been approximately $79,000 and $244,000, respectively.

Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

*Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Forward - Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight A’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.